UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2017

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Orchids Paper Products Company has acquired a major new business award from a new customer in a new distribution channel. As previously disclosed, Orchids Paper has been actively working with key retailers to qualify ultra-premium products manufactured on the new structured-tissue-paper machine located in Barnwell, SC. This new business is for ultra-premium products, which are expected to be produced principally in Orchid’s new plant in Barnwell, SC, and which the Company believes will substantially improve capacity utilization and allow Orchids to take advantage of operating leverage. The Company expects that the volume from the new customer will rank it as one of Orchids’ top five customers when fully implemented. Shipments are expected to begin in late fourth quarter 2017 with full implementation in the second quarter of 2018.

Jeff Schoen, President & CEO, stated “We are extremely pleased to have qualified ultra-premium products on our new tissue machine located in Barnwell, SC. We are also pleased to have added a new customer in a new distribution channel that we believe will help Orchids diversify its business and will move Orchids rapidly toward meeting its long-term goals. We expect that this new business combined with the new business we added earlier in 2017 and the continuing prior existing volumes will equate to an annual sales run-rate of between $220 million and $240 million when fully implemented in second quarter 2018. Orchids continues to advance its goals of growing market share in the premium and ultra-premium segments while broadening and diversifying its customer base and distribution channels.”

Although there is no guarantee of volume, the common practice in the industry is to award business based on a bid process with clear expectations as to targeted volumes and timing-of-shipments. Orchids’ experience has been that volumes ordered generally approach the volumes identified in the awards.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes statements that may constitute “forward looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of assumptions, risks, uncertainties and other factors, including (i) that the customer issues purchase orders for the volumes and within the time frames that the Company anticipates and (ii) the Company’s ability to deliver the converted products within the specifications and time required by applicable purchase orders, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors are discussed under the caption “Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2016 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: August 31, 2017	By:	/s/ Rodney D. Gloss
Rodney D. Gloss Chief Financial Officer